EXHIBIT 99.1



         Contact: Susan B. Railey           FOR IMMEDIATE RELEASE
                  (301) 468-3120
                  Sharon Bramell
                  (301) 468-3161



                        AIM 86 Dismisses Arthur Andersen

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         ROCKVILLE, MD, May 10, 2002- - (AMEX/AIJ) The general partner of
American Insured Mortgage Investors L.P. - Series 86 (AIM 86) today announced the dismissal of Arthur Andersen LLP as the Partnership's auditors.

         The General Partner is in the process of selecting new independent public accountants and will announce its decision shortly.

         The CFO of the General Partner, Cynthia O. Azzara said, "We commend the professionalism and dedication of Arthur Andersen during its years of service to the partnership, and we thank the individuals who worked with us." Arthur Andersen had served as AIM 86's independent public accountants since 1991.

         For further information on AIM 86, see the Partnership's Web site: http://www.americaninsuredmortgage.com
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